
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000805297
<NAME> KRUPP INSURED PLUS II LTD PARTNERSHIP

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       7,437,677
<SECURITIES>                               194,199,325<F1>
<RECEIVABLES>                                1,711,233
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             5,898,390<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             209,246,625
<CURRENT-LIABILITIES>                            8,024
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   209,293,064<F3>
<OTHER-SE>                                    (54,463)
<TOTAL-LIABILITY-AND-EQUITY>               209,246,625
<SALES>                                              0
<TOTAL-REVENUES>                             8,012,092<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,793,730<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,218,362
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          6,218,362
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 6,218,362
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$152,334,800 & Mortgage-Backed Securities ("MBS") $41,864,525
<F2>Includes the following prepaid acquisition fees & expenses of $4,551,635 net of accumulated amortization of $7,617,242 and prepaid participating servicing of
$1,346,755 net of accumulated amortization of $2,418,841
<F3>Represents total equity of General Partners & Limited Partners of $(180,606)
and $209,473,670
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $873,239 of amortization related to prepaid fees & expenses
<F6>Net income allocated $186,551 to the General Partners & $6,031,811 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.41 on 14,655,512 units outstanding.

